                                  EXHIBIT 15(e)



                 Amended and Restated Schedule A to the Class A
                   Distribution and Shareholder Services Plan

          SCHEDULE A TO THE DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                             BETWEEN HIGHMARK FUNDS
                       AND SEI FINANCIAL SERVICES COMPANY
                             DATED AS MARCH 28, 1997


NAME OF FUND

Income Equity Fund
Value Momentum Fund
Emerging Growth Fund
Intermediate-Term Bond Fund
Government Securities Fund
Convertible Securities Fund
Blue Chip Growth Fund
International Equity Fund
Bond Fund
Balanced Fund
Growth Fund
California Intermediate Tax-Free Bond Fund


                                        HIGHMARK FUNDS


                                        By: /s/ Kevin Robins
                                           ________________________________



                                        Title: Vice President
                                              _____________________________





                                        SEI FINANCIAL SERVICES COMPANY

                                        By: /s/ Marc Cahn
                                           ________________________________



                                        Title: Vice President
                                              _____________________________